Exhibit 10.2


                        Textron Financial

              Schedule  to  Loan  and  Security  Agreement
               (Revolving Credit Loan and Floorplan Loan)

Co-Borrowers:
(jointly and severally,      Micros-To-Mainframes, Inc.
"Borrower")                  614 Corporate Way
                             Valley Cottage, NY 10989

                             PTI Corporation d/b/a Pivot Technologies, Inc. 614 Corporate Way
                             Valley Cottage, NY 10989

                             Data.Com Results, Inc.
                             70 Inwood Business Park
                             Rocky Hill, CT  06067

                             MTM Advanced Technology, Inc.
                             270 Madison Ave.
                             New York, NY 10016

Date:                        January 17,2002
                          ----------------------------

This Schedule forms an integral part of the Loan and Security Agreement between the above Borrower and TEXTRON Financial Corporation dated the above date, and all references herein and therein to "this Agreement" shall be deemed to refer to said Agreement and to this Schedule.
=================================================================
DEFINITIONS (SECTION 1):

"Base Rate" means the rate of interest published in the "Money Rates" section of The Wall Street Journal as the "Prime Rate." If The Wall Street Journal listing of "Money Rates" is discontinued or substantially altered, TEXTRON may, in its Permitted Discretion, choose another index of annual interest rates for nonconsumer loans; in such event, the substitute index shall be considered the Base Rate, although it may be necessary for TEXTRON adjust the number of percentage points above or below the Base Rate in order to so that substitute index is comparable to the rate of interest under the prior index.

"Eligible Inventory" means Inventory which TEXTRON, in its Permitted Discretion, deems Eligible Inventory, based on such considerations as TEXTRON may from time to time deem appropriate. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in TEXTRON's Permitted Discretion, such Inventory (i) consists of raw materials and finished goods, in good, new and salable condition which are not obsolete or unmerchantable, and are not comprised of work in process, packaging materials or supplies; (ii) meets all standards imposed by any governmental agency or authority; (iii) conforms in all respects to the warranties and representations set forth herein; (iv) is at all times subject to TEXTRON's duly perfected, first priority security interest; (v) meets all criteria under TEXTRON's agreement with the manufacturer of such Inventory; (vi) is not Floorplanned Inventory and (vii) is situated at a location in compliance with Section 5.16 hereof.. No value will be given to any inventory for purposes of collateral calculation of the Revolving Credit Loans or Floorplan Loans.

"Eligible Receivables" means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which TEXTRON, in its Permitted Discretion, shall deem eligible based on such considerations as TEXTRON may from time to time deem appropriate. Without limiting the foregoing, no Receivable shall qualify as an Eligible Receivable if (i) the account debtor has failed to pay the Receivable within a period of ninety (90) days after invoice date, to the extent of any amount remaining unpaid after such period; (ii) the account debtor has failed to pay more than the percentage specified below ("Cross-Age Percentage") of all outstanding Receivables owed by it to Borrower within ninety (90) days after invoice date; (iii) the account debtor is an Affiliate of Borrower; (iv) the account debtor is not the lawful and unconditional owner of the Receivable; (v) the goods relating thereto are placed on consignment, guaranteed sale, "bill and hold," "COD" or other terms pursuant to which payment by the account debtor may be conditional; (vi) the account debtor is not located in the United States or Canada, unless the Receivable is supported by a letter of credit, credit insurance, or other form of guaranty or security, in each case in form and substance satisfactory to TEXTRON; (vii) the account debtor is the United States of America or any state, city, municipality, or other political subdivision thereof, or any department, agency or instrumentality thereof, unless the provisions of the applicable Assignment of Claims Act has been complied with; (viii) Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (ix) the account debtor's total obligations to Borrower exceed the percentage specified below ("Concentration Limit") of all Eligible Receivables, to the extent of such excess; (x) the account debtor disputes liability or makes any claim with respect thereto (up to the amount of such liability or claim), or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (xi) the amount thereof consists of late charges or finance charges; (xii) the amount thereof consists of a credit balance more than ninety (90) days past due; (xiii) the face amount thereof exceeds the amount specified below ("Proof of Shipment Threshold"), unless accompanied by evidence of shipment of the goods relating thereto satisfactory to TEXTRON in its Permitted Discretion; (xiv) the invoice constitutes a progress billing on a project not yet completed, except that the final billing at such time as the matter has been completed and delivered to the customer may be deemed an Eligible Receivable; or (xiv) the amount thereof is not yet represented by an invoice or bill issued in the name of the applicable account debtor.

(i) Cross-Age Percentage......25%

(ii) Concentration Limit..... 35% for selected customers approved by
                              Textron and defined below *, and 15% for all other customers.

(iii Proof of Shipment
              Threshold       $100,000 and all invoices dated the last
                              day of each month.

*  Customers approved for the 35% concentration limit are:
             Deutsche Bank NY
             Verizon Wireless
             UBS Paine Webber
             Wyeth-Ayerst Pharm.
             A.I. Credit (AIG insurance)

For any additions to the list of customers approved for the 35% concentration limit, the Borrower must obtain written permission from TEXTRON, which will be given in TEXTRON's Permitted
Discretion.

"Tangible Net Worth" at any date means an amount equal to, (i) the sum of the amounts at which Borrower's cash, security deposits, Receivables, Inventory (calculated at the lower of cost or market and determined on a first-in, first-out basis) and net fixed assets would be shown on a balance sheet of Borrower at such date prepared in accordance with GAAP, provided that amounts due from Affiliates shall be executed therefrom, minus (ii) Total
Indebtedness of Borrower at such date.
======================================================================

TOTAL FACILITY (SECTION 2.1):

	Sixteen Million U.S. Dollars ($16,000,000.00)

======================================================================
LOANS (SECTION 2.2):

Revolving Credit Loans: A revolving line of credit consisting of loans against Borrower's Eligible Receivables ("Receivable Loans") and against Borrower's Eligible Inventory ("Inventory Loans") (the Receivable Loans and the Inventory Loans shall be collectively referred to as the "Revolving Credit Loans") in an aggregate outstanding principal amount not to exceed the lesser of (a) or (b) below:

(a) Sixteen Million Dollars ($16,000,000.00) (the "Revolving
Credit Limit"), less any Loan Reserves, or

(b) an amount equal to Eighty Five percent (85%) of the net amount of Eligible Receivables; plus

Floorplan Loans:  A floorplan line of credit consisting of loans against Floorplanned Inventory ("Floorplan Loans") of Borrower in
an aggregate principal amount not to exceed at any time  Sixteen
Million Dollars ($16,000,000.00) less the amount of any
outstanding approvals given by TEXTRON to any manufacturer of
Floorplanned Inventory.  No individual Floorplan Loan shall exceed one hundred percent (100%) of the manufacturer's invoice price for Eligible Inventory ("Floorplan Loans Borrowing Base").
In no event may the sum of the Revolving Credit Loans and
Floorplan Loans (including outstanding approvals) exceed the Total
Facility.
==========================================================================

INTEREST AND FEES (SECTION 2.6):

Interest Rate:
Revolving Interest Rate. Borrower shall pay TEXTRON interest on the daily outstanding balance of Borrower's Revolving Credit Loans at a per annum rate one half of one percentage point (0.5%) below the Base Rate ("Revolving Interest Rate").

Floorplan Credit Line Interest. Amounts financed under the Floorplan Credit Line shall not accrue interest until the expiration thirty (30) days from the date of any Floorplan Loans made thereunder. In the event that any due date is extended by Textron, at its sole discretion, interest on the daily outstanding balance from the original due date until the extended due date shall accrue at a rate equal to that of the Revolving Interest Rate. Interest on any amount past due under the Floorplan Credit Line pursuant to Section 2.6(b) shall accrue from the due date or any extended due date at a per annum rate of six percentage points (6.0%) in excess of the Base Rate.

Borrower shall pay TEXTRON a fee pursuant to Section 2.6 hereof for any Revolving Credit Loan balance paid-off and/or transferred from a prior lender, equal to one half of one percentage point
(0.5%) below the Base Rate, due upon funding.

Borrower shall pay TEXTRON a fee pursuant to Section 2.6 hereof for any Floorplan Loan balance paid-off and/or transferred from a prior lender, equal to one half of one percent (0.5%) of the paid off and/or transferred balance for 30 days.
Floating Rate. In all applications, unless a fixed interest rate is specified, the interest rate chargeable hereunder shall be increased or decreased as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective immediately. In all applications unless specified otherwise, interest charges and all other fees and charges shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to TEXTRON in arrears on the first Business Day of each month.

Amount of Fees:

Application and Legal Fees. Prior to the Closing Date, Borrower shall have paid TEXTRON a non-refundable application fee of Fifteen Thousand Dollars ($15,000.00) ("Application Fee"). This shall be credited against the initial Examination Fee due TEXTRON, and any of TEXTRON's documented reasonable legal fees and other reasonable out-of-pocket expenses. In the event that changes are requested to the standard loan documents, Borrower agree to reimburse TEXTRON up to a maximum of Ten Thousand Dollars ($10,000) at closing for legal costs and expenses.

Facility Fee: Borrower shall pay TEXTRON an annual non-refundable facility fee (the "Facility Fee") equal to One Quarter of One Percent (0.25%) of the Total Facility per year. The first year's fee will be payable on the closing date, and subsequent fees will be due and payable on each anniversary of the closing date.

Examination Fee: Borrower shall pay TEXTRON an examination fee equal to Three Thousand Seven Hundred Fifty Dollars ($3,750) per
quarter (the "Examination Fee"), which shall be deemed fully earned on the date such payment is due.
======================================================================

COLLECTION DAYS UPON REPAYMENT (2.10 (e)):

Payment on obligations shall be credited to the Borrower's account Two (2) days after TEXTRON's receipt thereof.

======================================================================
INSURANCE (SECTION 3.4):

Insurance required in the amount of Two Million Dollars
($2,000,000.00) but, to the extent that inventory levels of Borrower exceed Two Million Dollars ($2,000,000.00) (on a consistent basis), the insurance shall be increased to amounts sufficient to cover the higher inventory levels.

=======================================================================

CONDITIONS OF CLOSING (SECTION 4.1):

The obligation of TEXTRON to make the initial advance is subject to the fulfillment, to the satisfaction of TEXTRON and its counsel, of each of the following conditions, in addition to the conditions set forth in Sections 2.1 and 2.2 above:

* Full loan documentation and collateral protection provisions satisfactory to Textron on MTM and subsidiaries. Documentation will be reviewed by TEXTRON's internal counsel as appropriate and by Borrower's legal counsel.

* First broad lien on all corporate assets after termination or full subordination of existing broad liens satisfactory to TEXTRON.

* Lockbox and Blocked Account in TEXTRON's control.

* Minimum excess collateral availability of $500,000 at closing, to be determined by a pre-funding audit.

* All outstandings, including floorplan and revolver, must be fully collateralized by eligible A/R.

* Background checks on executive management satisfactory to TEXTRON.

* Satisfactory full UCC copy search on Borrower, and subsidiaries, to verify TEXTRON's filing position.

* Borrower's Opinion of Legal Counsel must contain satisfactory verification that the TEXTRON Agreement and all of its provisions are fully valid and enforceable in the state of New York. The Opinion must also verify that all UCC filings on the assets of the company, other than Permitted Encumbrances, are terminated or expired.

Borrower shall cause the conditions precedent set forth in Section
4.1 of this Agreement and set forth above in this Schedule to be satisfied, and shall provide evidence to TEXTRON that all such conditions precedent have been satisfied, on or before the Closing Date.

====================================================================
REPRESENTATIONS (SECTION 5):

	State of Incorporation (Section 5.1):
	Micros-To-Mainframes:			New York
	PTI Corporation:			Delaware
	Data.Com Results, Inc.:			New York
        MTM Advanced Technology, Inc.:          New York

	States Qualified to Do Business (Section 5.1):	Connecticut
                                                        New York
                                                        New Jersey

	Borrower's Names (Sections 5.2 and 6.2.7):
	Prior Corporate Names:	MTM	Data.Com
                                Source One      Pivot
                                MTM Advanced Technology

	Fictitious Names:	MTM	Data.Com
                                Source One      Pivot
                                MTM Advanced Technology

	Trademarks, Copyrights, Licenses and Patents (Sections 1.1 and 5.5):

       (If registered or filed, list recording office, and name, date and filing number)

	Permitted Encumbrances (Sections 1.1 and 5.8):	IBM Credit Corporation
                                                        Filings on leased
                                                        equipment

        Locations (Section 5.16): 614 Corporate Way Valley Cottage, NY 10989
                                  70 Inwood Business Park Rocky Hill, CT 06067 270 Madison Ave. New York, NY 10016

	Federal Tax ID No. (Section 5.16):
                Micros-To-Mainframes:           13-3354896
                PTI Corporation:                13-4064001
                Data.Com Results, Inc.:         06-1452862
		MTM Advanced Technology, Inc.:	13-3362447

===============================================================================

AFFIRMATIVE COVENANTS  (SECTION 6.1):

Government Receivables (Section 6.1.12):  Face amount in excess of
                                          $50,000.00.

Financial Covenants
Borrower shall comply with all of the following covenants.
Compliance shall be determined as of the end of each quarter, unless otherwise specified below:

Quick Ratio.   Borrower shall maintain a Quick Ratio of not less
than 1.0 to 1.0 as of the most recent month end prior to the Closing Date and as of the end of each fiscal quarter thereafter. The Quick Ratioat any date shall mean (i) the sum of the amounts at which Borrower's cash and Receivables would be shown on a balance sheet of the Borrower at such date prepared in accordance with GAAP, minus total current liabilities.

Minimum Tangible Net Worth. Borrower shall maintain Tangible Net Worth of not less than Eight Million Five Hundred Thousand Dollars ($8,500,000.00) as of the most recent month end prior to the Closing Date and as of the end of each fiscal quarter thereafter.

Debt to Tangible Net Worth.  Borrower shall maintain a ratio of
Indebtedness to Tangible Net Worth of not greater than   3.0 to
1.0 as of the most recent month end prior to the Closing Date and as of the end of each fiscal quarter thereafter.

EBITDA. Borrower shall maintain positive Earnings Before Interest, Taxes, Depreciation and Amortization on a quarterly year-to-date basis through March 31, 2002, then on a cumulative rolling four quarter basis, commencing with the fiscal quarter ending June 30, 2002, and as of the end of each fiscal quarter thereafter.

Excess Collateral Availability. Borrower shall maintain excess collateral availability on the credit line, as determined by the borrowing base formula, in an amount no less than Five Hundred
Thousand Dollars ($500,000.00) at all times.

Credit Memoranda (Sections 3.6 and 6.1.14): Thirty (30) Business
Days

=========================================================================

NEGATIVE COVENANTS (SECTION 6.2):

Capital Expenditures (Sections 6.10). Borrower shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year would exceed $1,500,000.00.

Indebtedness (Section 6.2.11):	$1,000,000.00

==========================================================================
DEFAULT AND REMEDIES (SECTION 7):

	Judgments (Section 7.1(i)):  Five Hundred Thousand Dollars
                                    ($500,000.00)
	Stock Transfer (Section 7.1): Not applicable.

==========================================================================
TERM (SECTION 9.2):

The term of this Agreement shall be two (2) years from the date hereof (the "Term"), unless earlier terminated as provided in
Section 7 or 9.2 above or elsewhere in this Agreement.

==========================================================================

EARLY TERMINATION FEE (SECTION 9.2):

Revolving Credit Loans Termination Fee. :   The Amount of the
early termination fee will be based on the date of the early termination as follows:

(a) 1.0% of the Total Facility in the first year.
(b) 0.25% of the Total Facility in the second year.

===========================================================================

DISBURSEMENT (SECTION 9.11):

Unless and until Borrower otherwise directs TEXTRON in writing, all loans shall be wired to Borrower's following operating account:

The Bank of New York	Account #:	438-3653784
56 Lake Road West       ABA #:          021-000018
Congers, NY 10920

==========================================================================
ADDITIONAL PROVISIONS:

The following conditions and reporting requirements are a continuing part of the approval granted for the $16,000,000.00
Credit Facility.

Reporting Requirements

1. Daily review of floorplan open approvals and revolving loan balance;
2. Floorplan payments made every 10 days, on the 5th, 15th and 25th of each month directly from revolver availability.
3. Quarterly CPA-Reviewed financial statements within 45 days of each quarter-end;
4. TEXTRON will conduct quarterly searches for press releases and/or articles relating to the Borrower and its business.
   TEXTRON will also monitor the company's stock price quarterly.
5. Annual CPA-Audited fiscal financial statements within 90 days after each fiscal year-end.
6. Annual Report each year.

Collateral Reporting and Monitoring

1. Borrowing Base Certificates will be required weekly, as well as upon each advance request. The collateral formula will require that 100% of all floorplan and revolver outstandings be fully collateralized by 85% of Eligible Receivables.
2. Monthly detailed A/R, A/P and inventory reporting within 10 days of each month-end. A/R will be aged by invoice date and inventory reporting must be subtotaled by location and product line.
3. TEXTRON will conduct monthly A/R verifications upon receipt of collateral reports.
4. Quarterly field exams, with the Examination Fee to be charged to the Borrower.
5. Borrower must maintain a minimum excess availability on the credit line of at least Five Hundred Thousand Dollars
   ($500,000.00) at all times.
======================================================================

EXECUTED UNDER SEAL BY:

MICROS-TO-MAINFRAMES, INC.                   TEXTRON Financial Corporation:
By:s/s Steven H Rothman   (Corporate Seal)    By: s/s Patrick Smith
Title: President & CEO                        Title:  VP Credit

PTI CORPORATION / PIVOT TECHNOLOGIES, INC.
By:s/s Steven H Rothman      (Corporate Seal)
Title: President & CEO


DATA.COM RESULTS, INC.
By:s/s Steven H Rothman      (Corporate Seal)
Title: President & CEO


MTM ADVANCED TECHNOLOGY, INC.
By:s/s Steven H Rothman      (Corporate Seal)
Title: President & CEO

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State of New York
County of Rockland

The foregoing instrument was acknowledged before me this 17th day of January ,2002, by S. Rothman of Micros to Mainframes, Inc a corporation duly organized under the State of New York, on behalf of the corporation.

                Michael A. Settino               (Notary Public Seal)
                Title or rank: Notary Public_
                Serial number, if any 01SE6040120
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